The Right Start, Inc. and "New Zany"
                      Consolidating Opening Balance Sheets
                         dollars in thousands ($000's)


                                            Pro-forma Closing Date

                                  5-Sep-01   4-Aug-01    Pro-forma  Pro-forma
                                  Zany Inc.  RTST Inc.   entries   Consolidated
                                  ---------  ---------   -------   ------------
Current assets:
Cash                                   2,097        229                2,326
Accounts and other  receivables        2,452        891                3,343
Merchandise inventories              100,108      8,638              108,746
Other current assets                   8,601      1,335                9,936
                                     -------     ------              -------
             Total current assets    113,257     11,093              124,350

Noncurrent assets:
     Property, fixtures and
        equipment, net                     -      8,948                8,948
     Other noncurrent assets             500      1,581                2,081
                                     -------     ------              -------
Total assets                         113,757     21,622              135,379
                                     =======     ======              =======

Current liabilities:
Accounts payable                      13,523      8,361               21,884
Accrued income taxes                       -          -                    -
Accrued expenses                      12,714          -               12,714
                                     -------     ------              -------
             Total current
               liabilities            26,238      8,361               34,599


Revolving line of credit              53,387      4,171               57,558
Deferred rent                              -      1,497                1,497
Capital Lease                          2,900          -                2,900
Notes payable & Subordinated debt      7,500      8,020   (3,120)      7,500
Series A Redeemable Preferred                     2,636                2,636

Shareholders' equity:
     Series D                                     4,225   (4,225)          -
     Series B                                     1,547   (1,547)          -
     Series C                                     3,733   (3,733)          -
     Common stock                                17,830   12,625      30,455
     Paid in Capital                  23,261     16,977               40,238
                                                                           -
     Retained Earnings                   472    (47,375)             (46,903)
                                     -------     ------    -----     -------
             Total shareholders'
               equity                 23,733     (3,063)   3,120      23,790
                                     -------     ------    -----     -------
Total liabilities and shareholders'
  equity                             113,757     21,622        -     135,379
                                     =======     ======    =====     =======